UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013 (December 5, 2013)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2013, EV Energy Partners, L.P. (the “Partnership”) announced that Frederick Dwyer, Controller, has decided to retire from EV Management, LLC, the general partner of the general partner of the Partnership on January 31, 2014. EV Management, LLC is a wholly-owned subsidiary of EnerVest, Ltd.

The Partnership also announced that Ryan J. Flory, 37, would replace Mr. Dwyer as Controller following Mr. Dwyer’s retirement. Mr. Flory, a certified public accountant, has served as Corporate Controller of EnerVest, Ltd. since September of 2012 and as Manager of Financial Reporting from 2005 to 2012.

Item 7.01 Regulation FD Disclosure.

On December 5, 2013, the Partnership issued a news release announcing that Frederick Dwyer, Controller, has decided to retire from the Partnership on January 31, 2014 and that Mr. Flory will replace Mr. Dwyer as Controller when Mr. Dwyer retires. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8–K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statement of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

99.1	Press release of EV Energy Partners, L.P. dated December 5, 2013.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: December 9, 2013	By:	/s/MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of
EV Management LLC, general partner of
EV Energy GP, L.P., general partner of
EV Energy Partners, L.P.

EXHIBIT INDEX

99.1	Press release of EV Energy Partners, L.P. dated December 5, 2013.